UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2005

Catapult Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	0-24701	77-0086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

160 South Whisman Road, Mountain View, California		94041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 960-1025

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At a meeting on July 19, 2005, the Registrant’s board of directors approved the following changes to the compensation of non-employee directors to take effect at the beginning of the Registrant’s next fiscal year, October 1, 2005:
(a) Directors will receive an annual fiscal year retainer, payable quarterly, of $10,000 for directors who do not serve on the Audit or Compensation Committees and $15,000 for members of those committees, except that the Chairman of the Audit Committee shall receive $20,000. Previously, the Registrant has not paid an annual retainer to directors.
(b) Directors will receive a fee of $1,000 per meeting (including board retreats), unless the director attends by telephone in which case the fee shall be $500. Previously, directors received $1,500 per meeting.
(c) Directors will receive a fee of $500 per meeting for physical attendance at a committee meeting, except that there shall be no compensation for attendance at committee meetings held in conjunction with a meeting of the board of directors. Previously, there has been no separate compensation for attending committee meetings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catapult Communications Corporation

September 8, 2005	By:	/s/ Christopher A. Stephenson

Name: Christopher A. Stephenson
Title: Chief Financial Officer